EXHIBIT 16

Below is the schedule of computation for each performance quotation. The formula is as follows:

     P (1 + T)n = ERV

Where:
P = a hypothetical initial payment of $1,000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods



BOND PORTFOLIO.                                 EQUITY PORTFOLIO.
For  the  period  November  1,  1996    For the period November 1, 1996 -
-  December 31, 1996:                   December 31, 1996:
T = (994.00 / 1,000.00)1/1  - 1         T = (1,056.00 / 1,000.00)1/1  - 1
T = (0.60)%                             T = 5.60%
Therefore,                              Therefore,
1,000.00 (1 - 0.60%)1 = 994.00          1,000.00 (1 + 5.60%)1  - 1 = 1,056.00



SMALL CAP PORTFOLIO.                    MODERATE GROWTH PORTFOLIO.

For  the  period  November  1, 1996  -  For the period November 1, 1996 -
December 31, 1996:                      December 31, 1996:


T = (1,072.00 / 1,000.00)1/1  - 1       T = (1,011.00 / 1,000.00)1/1 - 1
T = 7.20%                               T = 1.10%
Therefore,                              Therefore,
1,000.00 (1 + 7.20%)1 = 1,072.00        1,000.00 (1 + 1.10%)1 = 1,011.00



GROWTH PORTFOLIO.                       MAXIMUM HORIZON PORTFOLIO.

For  the  period  November  1,  1996  For the period November 1, 1996 -
-  December 31, 1996:                 December 31, 1996:

T = (1,025.00 / 1,000.00)1/1 - 1        T = (1,044.00 / 1,000.00)1/1 - 1
T = 2.50%                               T = 4.40%
Therefore,                              Therefore,
1,000.00 (1 + 2.50%) 1 = 1,025.00       1,000.00 (1 + 4.40%) 1 = 1,044.00